Exhibit 8.1

Buenos Aires, January 8, 2018

BIOCERES S.A.
Ocampo 210, 2000 Rosario,
Province of Buenos Aires,
Argentina

Ladies and Gentlemen:

We have acted as special Argentine counsel to Bioceres S.A. (the “Company”), a corporation organized under the laws of the Republic of Argentina (“Argentina”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (“SEC”), under the Securities Act of 1933, as amended, of a Registration Statement on Form F-1 (as amended to the date hereof, the “Registration Statement”).

We confirm that we have reviewed the information in the Registration Statement under the caption “Taxation—Material Argentine Tax Considerations.” We also confirm to you that, insofar as it relates to Argentine tax law, the discussion set forth in the Registration Statement under the caption “Taxation—Material Argentine Tax Considerations”, subject to the qualifications, exceptions, assumptions and limitations contained therein, is our opinion.

Our opinion expressed in the Registration Statement under the caption “Taxation—Material Argentine Tax Considerations” is limited to the federal and provincial laws of Argentina and is based upon existing provisions of federal and provincial laws and regulations, including the Argentine Income Tax Law as of the date hereof, all of which are subject to subsequent, different interpretations and applications with effect from the date of effectiveness of the underlying laws, regulations and interpretations.

This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter.

Av. Leandro N. Alem 882
C1001AAQ Buenos Aires, Argentina
T. (54-11) 4310-0100
F. (54-11) 4310-0200

www.marval.com

We hereby consent to the filing of this opinion with the SEC as Exhibit 8.1 to the Registration Statement and to the reference to us in the prospectus constituting a part of the Registration Statement.

Very truly yours,

MARVAL O’ FARRELL & MAIRAL

/s/María Inés Brandt
María Inés Brandt